Lydall, Inc	Telephone 860-646-1233
One Colonial Road	Facsimile 860-646-4917
Manchester, CT 06042-2378	www.lydall.com

NewsRelease
LYDALL ANNOUNCES FINANCIAL RESULTS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2019

MANCHESTER, CT - October 29, 2019 - LYDALL, INC. (NYSE: LDL) today announced financial results for the third quarter ended September 30, 2019.

HIGHLIGHTS - Q3 2019 vs. Q3 2018

GAAP Financials

•	Net sales of $205.3 million, up 3.7%

–	Acquisitions and divestitures netted growth of 8.9%

–	Unfavorable foreign currency translation of 1.6%

•	Gross margin of 17.7%, down 10 basis points

•	Operating margin of 3.6%, down 130 basis points

–	Incremental intangibles amortization of $3.0 million, or 150 basis points

•	Earnings per share ("EPS") of $0.17, compared to $0.36

•	Cash generated from operations of $26.7 million, compared to $6.5 million

Non-GAAP Financial Measures*

•	Organic sales decline of 2.2%

•	Adjusted gross margin of 17.8%, down 90 basis points

•	Adjusted operating margin of 3.7%, down 290 basis points

•	Adjusted EPS of $0.19, compared to adjusted $0.54 per share

–	Includes incremental intangibles amortization of $0.14 per share

•	Adjusted EBITDA of $20.9 million, compared to $21.4 million

*Reconciliations of the Non-GAAP financial measures to Lydall’s GAAP financial results are included at the end of this release. See also “Use of Non-GAAP Financial Measures” below.

Dale G. Barnhart, President and Chief Executive Officer, stated, “Third quarter sales declined 2% organically as on-going global trade tensions drove uncertainty in key markets. Third quarter sales were negatively impacted by a significant drop in demand in China, global weakness in sealing product markets and lower volume due to the strike at General Motors.

"From a profitability standpoint, adjusted EBITDA was negatively impacted by higher labor and overhead costs in the Thermal Acoustical Solutions segment and lower gross margin in the Performance Materials segment. Despite lower sales volumes, the Technical Nonwovens segment delivered healthy adjusted EBITDA margin of 16.5%.

"The business continues to drive strong cash generation, producing $27 million and $63 million from operations for the quarter and nine months ended, respectively, enabling us to pay down $13 million of outstanding credit facility borrowings in the quarter and $38 million year-to-date."

Q3 2019 Results

Net sales increased by $7.4 million, or 3.7%, to $205.3 million, compared to $197.9 million in the third quarter of 2018 primarily from the acquisition of Interface Performance Materials ("Interface"), which increased Performance Materials ("PM") segment net sales by $18.6 million. Organically, PM segment sales declined by 3.9% from lower sealing product sales. The Technical Nonwovens ("TNW") segment reported organic sales compression of 6.8% primarily from weak demand for industrial filtration products in China which is being impacted by on-going trade uncertainties. Organic sales growth was 4.2% in the Thermal Acoustical Solutions ("TAS") segment primarily from increased parts sales in Europe and North America.

Gross margin was 17.7%, a decline of 10 basis points from the third quarter of 2018, but on an adjusted basis, declined 90 basis points. Improved TNW segment adjusted gross margin, was offset by the TAS and PM segments. The TAS segment gross margin was lower due to increased labor, outsourcing and logistics costs at the Company's North American and European automotive facilities. Lower gross margin from the PM segment was primarily driven by product mix and unfavorable cost absorption on lower volumes.

Operating margin was 3.6%, down 130 basis points, compared to the third quarter of 2018, or down 290 basis points on an adjusted basis, primarily due to lower adjusted gross margin of 90 basis points, incremental intangible assets amortization of 150 basis points and increased selling, product development and administrative expenses from the Interface business acquired on August 31, 2018. Adjusted EBITDA margin of 10.2% dropped by 60 basis points compared to the third quarter of 2018.

The third quarter 2019 effective tax rate was 35.1% compared to 25.1% in the third quarter 2018. The Company's third quarter 2019 effective tax rate was negatively impacted by losses in jurisdictions where a tax benefit is not recognized.

Net income was $3.0 million, or $0.17 per diluted share, compared to net income of $6.3 million, or $0.36 per diluted share in the third quarter of 2018. Adjusted earnings per share were $0.19, including incremental intangibles amortization of $0.14 per share, compared to $0.54 per share in the third quarter of 2018.

Liquidity

Cash was $48.9 million at September 30, 2019, compared to $49.2 million at December 31, 2018. Net cash provided by operations was $26.7 million in the third quarter of 2019 compared to $6.5 million in the third quarter of 2018, and $63.0 million through September 30, 2019 compared to $14.5 million through September 30, 2018. There was approximately $110 million of availability under the Company's credit facility at September 30, 2019.

Outlook

Mr. Barnhart concluded, "The market weakness we have seen in both the Technical Nonwovens and Performance Materials segments is not expected to improve in the fourth quarter and may further deteriorate. As a result, the Company is aggressively adjusting its cost structure, and will record one-time severance-related expenses of $2.0 million to $2.5 million in the fourth quarter, with savings of $4.0 million to $5.0 million anticipated in 2020. Further, while the General Motors strike just ended, we will be negatively impacted by the strike in the fourth quarter and are sharpening our focus on reducing manufacturing costs in our Thermal Acoustical Solutions segment. As we close out

2019, we expect strong cash generation in the fourth quarter that will allow the Company to continue to reduce its outstanding debt."

Conference Call

Lydall will host a conference call on October 30, 2019, at 10:00 a.m. Eastern Time to discuss results for its third quarter and nine months ended September 30, 2019 as well as general matters related to its businesses and markets. The call may be accessed at (888) 338-7142, from within the U.S., or (412) 902-4181, internationally. In addition, the audio of the call will be webcast live and will be available for replay on the Company's website at www.lydall.com in the Investor Relations' Section. A recording of the call will be available from 12:00 p.m. Eastern Time on October 30, 2019 through 11:59 p.m. Eastern Time on November 6, 2019 at (877) 344-7529, from within the U.S., or (412) 317-0088, internationally, pass code 10135999. Additional information, including a presentation outlining key financial data supporting the conference call, can be found on the Company’s website www.lydall.com under the Investors Relations’ section.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including organic sales, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted earnings per share, consolidated and segment EBITDA and adjusted EBITDA. The attached financial tables address the non-GAAP measures used in this press release and reconcile non-GAAP measures to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures helps investors gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. Adjusted segment EBITDA is used as a basis to internally evaluate the financial performance of the Company's segments because the Company believes it reflects current core operating performance and provides an indicator of the segment's ability to generate cash. Non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements about the outlook for the fourth quarter of 2019, planned reductions to the Company's cost structure and improvements to margins, and cash flow generation may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future operating and financial performance of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future operating or financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties which include, among others, worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s products and impact the Company’s profitability, challenges encountered by the Company in the execution of restructuring programs, challenges in integrating acquired companies, disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, foreign currency volatility, swings in consumer confidence and spending, unstable economic growth, raw material pricing and supply issues, fluctuations in unemployment rates, retention of key employees and the successful execution of the recently announced CEO transition, increases in fuel prices, and outcomes of legal proceedings, claims and investigations. Accordingly, the Company’s actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Lydall’s filings with the Securities and Exchange Commission, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of Lydall’s Annual Report on Form 10-K for the year ended December 31, 2018.

These forward-looking statements speak only as of the date of this press release, and Lydall does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Lydall, Inc. is a New York Stock Exchange listed company, headquartered in Manchester, Connecticut with global manufacturing operations producing specialty engineered products for the thermal/acoustical and filtration/separation markets. For more information, visit http://www.lydall.com. is a registered trademark of Lydall, Inc. in the U.S. and other countries.

-MORE-

For further information:
Brendan Moynihan
Vice President, Financial Planning and Investor Relations
Telephone 860-646-1233
Facsimile 860-646-4917
info@lydall.com
www.lydall.com

Summary of Operations
In thousands except per share data
(Unaudited)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net sales	$205,274	$197,886	$644,110	$575,959
Cost of sales	168,918	162,747	520,423	465,186
Gross profit	36,356	35,139	123,687	110,773

Selling, product development and administrative expenses	28,909	25,406	94,011	74,755
Operating income	7,447	9,733	29,676	36,018

Pension plan settlement expense	186	—	25,701	—
Interest expense	3,666	1,505	11,025	2,617
Other income, net	(885)	(40)	(1,359)	(93)
Income (loss) before income taxes	4,480	8,268	(5,691)	33,494

Income tax expense (benefit)	1,574	2,076	(5,519)	5,854
Income from equity method investment	(98)	(64)	(120)	(120)
Net income (loss)	$3,004	$6,256	$(52)	$27,760

Earnings per share
Basic	$0.17	$0.36	$0.00	$1.61
Diluted	$0.17	$0.36	$0.00	$1.60

Weighted average number of common shares outstanding	17,270	17,216	17,264	17,189
Weighted average number of common shares and equivalents outstanding	17,330	17,349	17,264	17,339

Summary of Segment Information
and Corporate Office Expenses
In thousands
(Unaudited)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net Sales

Performance Materials Segment (1)	$60,000	$41,720	$189,682	$103,647
Technical Nonwovens Segment (2),(3)	63,912	73,071	198,596	212,324
Thermal Acoustical Solutions	87,926	88,211	275,511	279,817
Eliminations and Other (3)	(6,564)	(5,116)	(19,679)	(19,829)
Consolidated Net Sales	$205,274	$197,886	$644,110	$575,959

Operating Income

Performance Materials Segment (1)	$712	$1,753	$5,474	$8,043
Technical Nonwovens Segment (2),(3)	7,165	6,271	19,743	17,395
Thermal Acoustical Solutions	5,022	7,923	21,870	29,357
Corporate Office Expenses	(5,452)	(6,214)	(17,411)	(18,777)
Consolidated Operating Income	$7,447	$9,733	$29,676	$36,018

(1) The Performance Materials segment reports the results of Interface and PCC for the period following the date of acquisitions of August 31, 2018 and July 12, 2018, respectively, and included $3.1 million and $11.2 million of incremental intangible assets amortization for the quarter and nine months ended September 30, 2019, respectively.

(2) The Technical Nonwovens segment reports the results of Geosol through the date of disposition of May 9, 2019.

(3) Included in the Technical Nonwovens segment and Eliminations and Other is $4.3 million in intercompany sales to the Thermal Acoustical Solutions segment for the quarters ended September 30, 2019 and 2018, and $13.6 million and $17.2 million for the nine months ended September 30, 2019 and 2018, respectively.

Financial Position
In thousands except ratio data
(Unaudited)
	September 30, 2019	December 31, 2018

Cash and cash equivalents	$48,919	$49,237
Working capital	$172,023	$195,732
Total debt	$286,670	$324,813
Stockholders' equity	$381,671	$369,275
Total capitalization	$668,341	$694,088
Total debt to total capitalization	42.9%	46.8%

Cash Flows
In thousands	Quarters Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
	2019	2018	2019	2018

Net cash provided by operating activities	$26,745	$6,524	$62,964	$14,498
Net cash used for investing activities	$(6,947)	$(273,643)	$(23,772)	$(289,781)
Net cash (used for) provided by financing activities	$(13,018)	$260,841	$(38,230)	$260,558
Depreciation and amortization	$12,681	$8,194	$36,682	$22,442
Capital expenditures	$(6,949)	$(3,736)	$(27,236)	$(20,091)

Common Stock Data
	Quarters Ended September 30,
	2019	2018

High	$26.99	$48.45
Low	$18.02	$39.15
Close	$24.91	$43.10

During the third quarter of 2019, 6,119,647 shares of Lydall common stock (LDL) were traded on the New York Stock Exchange.

Non-GAAP Measures
In thousands except ratio and per share data
(Unaudited)

The following tables address the non-GAAP measures used in this press release and reconcile the non-GAAP measures to the most directly comparable GAAP measures:

	Quarters Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net sales	$205,274	$197,886	$644,110	$575,959
Net sales, adjusted	$205,274	$197,886	$644,110	$575,959

Gross profit, as reported	$36,356	$35,139	$123,687	$110,773
TNW restructuring expenses	88	400	480	1,724
Inventory step-up purchase accounting adjustments	—	1,390	—	1,390
Gross profit, adjusted	$36,444	$36,929	$124,167	$113,887

Gross margin, as reported	17.7%	17.8%	19.2%	19.2%
Gross margin, adjusted	17.8%	18.7%	19.3%	19.8%

Operating income, as reported	$7,447	$9,733	$29,676	$36,018
Strategic initiatives expenses	—	1,514	1,246	2,803
TNW restructuring expenses	117	519	591	1,938
Inventory step-up purchase accounting adjustments	—	1,390	—	1,390
Operating income, adjusted	$7,564	$13,156	$31,513	$42,149

Operating margin, as reported	3.6%	4.9%	4.6%	6.3%
Operating margin, adjusted	3.7%	6.6%	4.9%	7.3%

Earnings per share	$0.17	$0.36	$0.00	$1.60
Strategic initiatives expenses	$—	$0.09	$0.07	$0.16
TNW restructuring expenses	$0.01	$0.03	$0.03	$0.11
Inventory step-up purchase accounting adjustments	$—	$0.08	$—	$0.08
Pension plan settlement expense	$0.01	$—	$1.48	$—
Gain on sale from a divestiture	$—	$—	$(0.08)	$—
Tax effect of above adjustments	$—	$(0.02)	$(0.61)	$(0.05)
Diluted earnings per share, adjusted	$0.19	$0.54	$0.89	$1.90

This press release reports adjusted results for the quarters and nine months ended September 30, 2019 and 2018, which excludes strategic initiatives expenses, restructuring expenses in the Technical Nonwovens segment, purchase accounting adjustments related to inventory step-up in the Performance Materials segment, pension plan settlement expenses and gain on sale from a divestiture.

CONSOLIDATED AND SEGMENT EBITDA/ADJUSTED EBITDA
In thousands except ratio data
(Unaudited)

The following tables report consolidated and segment earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA for the quarters and nine months ended September 30, 2019 and 2018. The Company uses segment operating income (loss) for the purpose of calculating segment EBITDA and adjusted EBITDA. Adjusted EBITDA excludes strategic initiatives expenses, restructuring expenses, purchase accounting adjustments related to inventory step-up, pension plan settlement expenses and gain on sale from a divestiture.

	For the Quarter Ended September 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$3,004
Pension plan settlement expense						186
Interest expense						3,666
Income tax expense						1,574
Other income, net						(885)
Income from equity method investment						(98)
Operating income	$712	$7,165	$5,022	$12,899	$(5,452)	$7,447
Depreciation and amortization	6,290	3,162	2,726	12,178	148	12,326
Pension plan settlement expense	—	—	—	—	186	186
Other income, net	—	—	—	—	(885)	(885)
Income from equity method investment	—	(98)	—	(98)	—	(98)
EBITDA	$7,002	$10,425	$7,748	$25,175	$(4,605)	$20,570
% of net sales	11.7%	16.3%	8.8%	11.9%		10.0%

TNW restructuring expenses	$—	$117	$—	$117	$—	$117
Pension plan settlement expense	—	—	—	—	186	186
EBITDA, adjusted	$7,002	$10,542	$7,748	$25,292	$(4,419)	$20,873
% of net sales	11.7%	16.5%	8.8%	11.9%		10.2%

	For the Quarter Ended September 30, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$6,256
Interest expense						1,505
Income tax expense						2,076
Other income, net						(40)
Income from equity method investment						(64)
Operating income	$1,753	$6,271	$7,923	$15,947	$(6,214)	$9,733
Depreciation and amortization	2,323	3,410	2,216	7,949	167	8,116
Other income, net	—	—	—	—	(40)	(40)
Income from equity method investment	—	(64)	—	(64)	—	(64)
EBITDA	$4,076	$9,745	$10,139	$23,960	$(6,007)	$17,953
% of net sales	9.8%	13.3%	11.5%	11.8%		9.1%

Strategic initiatives expenses	$—	$—	$—	$—	$1,514	$1,514
TNW restructuring expenses	—	519	—	519	—	519
Inventory step-up purchase accounting adjustments	1,390	—	—	1,390	—	1,390
EBITDA, adjusted	$5,466	$10,264	$10,139	$25,869	$(4,493)	$21,376
% of net sales	13.1%	14.0%	11.5%	12.7%		10.8%

	For the Nine Months Ended September 30, 2019
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net loss						$(52)
Pension plan settlement expense						25,701
Interest expense						11,025
Income tax benefit						(5,519)
Other income, net						(1,359)
Income from equity method investment						(120)
Operating income	$5,474	$19,743	$21,870	$47,087	$(17,411)	$29,676
Depreciation and amortization	18,789	9,526	7,616	35,931	487	36,418
Pension plan settlement expense	—	—	—	—	25,701	25,701
Other income, net	—	—	—	—	(1,359)	(1,359)
Income from equity method investment	—	(120)	—	(120)	—	(120)
EBITDA	$24,263	$29,389	$29,486	$83,138	$(41,266)	$41,872
% of net sales	12.8%	14.8%	10.7%	12.5%		6.5%

Strategic initiatives expenses	$—	$—	$—	$—	$1,246	$1,246
TNW restructuring expenses	—	591	—	591	—	591
Pension plan settlement expense	—	—	—	—	25,701	25,701
Gain on sale from a divestiture	—	—	—	—	(1,459)	(1,459)
EBITDA, adjusted	$24,263	$29,980	$29,486	$83,729	$(15,778)	$67,951
% of net sales	12.8%	15.1%	10.7%	12.6%		10.5%

	For the Nine Months Ended September 30, 2018
	Segments
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Total	Corporate Office	Consolidated Lydall

Net income						$27,760
Interest expense						2,617
Income tax expense						5,854
Other income, net						(93)
Income from equity method investment						(120)
Operating income	$8,043	$17,395	$29,357	$54,795	$(18,777)	$36,018
Depreciation and amortization	4,371	10,568	6,821	21,760	484	22,244
Other income, net	—	—	—	—	(93)	(93)
Income from equity method investment	—	(120)	—	(120)	—	(120)
EBITDA	$12,414	$28,083	$36,178	$76,675	$(18,200)	$58,475
% of net sales	12.0%	13.2%	12.9%	12.9%		10.2%

Strategic initiatives expenses	$—	$—	$—	$—	$2,803	$2,803
TNW restructuring expenses	—	1,938	—	1,938	—	1,938
Inventory step-up purchase accounting adjustments	1,390	—	—	1,390	—	1,390
EBITDA, adjusted	$13,804	$30,021	$36,178	$80,003	$(15,397)	$64,606
% of net sales	13.3%	14.1%	12.9%	13.4%		11.2%

Organic Sales
(Unaudited)

	Quarter Ended September 30, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	43.8%	(12.5)%	(0.3)%	3.7%
Acquisitions and divestitures	48.9%	(4.0)%	—%	8.9%
Change in tooling sales	0.1%	—%	(3.1)%	(1.4)%
Foreign currency translation	(1.3)%	(1.7)%	(1.4)%	(1.6)%
Organic sales growth	(3.9)%	(6.8)%	4.2%	(2.2)%

	Nine Months Ended September 30, 2019
	Performance Materials	Technical Nonwovens	Thermal Acoustical Solutions	Consolidated
Sales growth, as reported	83.0%	(6.5)%	(1.5)%	11.8%
Acquisitions and divestitures	84.9%	(2.3)%	—%	14.4%
Change in tooling sales	0.1%	—%	(1.9)%	(0.9)%
Foreign currency translation	(2.1)%	(3.2)%	(1.9)%	(2.5)%
Organic sales growth	0.1%	(1.0)%	2.3%	0.8%

This press release provides information regarding organic sales change, defined as net sales change excluding (1) sales from acquired and divested businesses (2) the impact of foreign currency translation and (3) tooling sales. Management believes that the presentation of organic sales change is useful to investors because it enables them to assess, on a consistent basis, sales trends related to the Company selling products to customers, without the impact of foreign currency rate changes that are not under management's control and do not reflect the performance of the Company and management. Tooling sales are excluded because tooling revenue is not generated from selling the Company's products to customers, but rather is reimbursement from our customers for the design and production of tools used by the Company in our manufacturing processes. Tooling sales can be sporadic and may mask underlying business conditions and obscure business trends.